EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-202591) of Public Service Enterprise Group Incorporated of our report dated June 27, 2023, relating to the financial statements and supplemental schedule of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan which appear on this Form 11-K for the year ended December 31, 2022.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 27, 2023